Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Valens Semiconductor Ltd. of our report dated June 9, 2021, relating to the financial statements, which appears in Valens Semiconductor Ltd.'s Registration Statement.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
September 28, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited